                                                             EXHIBIT NO. EX-99.n

                                 GAM FUNDS, INC.

                         RULE 18f-3 MULTIPLE CLASS PLAN

                        FOR CLASS A, B, C, D AND Y SHARES

                                  OCTOBER 2001

                   (as amended and restated on April 30, 2002)

     GAM Funds, Inc. ("Fund") hereby adopts this Multiple Class Plan pursuant to
Rule 18f-3 under the Investment Company Act of 1940, as amended ("1940 Act"), on behalf of its current  series (each  referred to  hereinafter as a "Series") for which the board of directors  ("Board") has established  Class A, Class B, Class
C,  Class D and/or  Class Y shares  and any  series  for  which the Board in the future establishes Class A, Class B, Class C, Class D and/or Class Y shares.

A.       GENERAL DESCRIPTION OF CLASSES THAT ARE OFFERED:
         ------------------------------------------------

     Class A,  Class B,  Class C,  Class D and Class Y shares  have the  general characteristics  described  below.  Each class of shares is described in greater detail in the Fund's Registration Statement.  The term "Registration  Statement"
shall mean the currently effective  Registration  Statement of the Fund, and any supplements thereto,  under the Securities Act of 1933, as amended, and the 1940
Act, as such Registration  Statement may be amended or supplemented from time to time.  The  description  below  sets out the  maximum  front end sales  charges, contingent  deferred sales charges ("CDSCs"),  12b-1 distribution fees and 12b-1 service fees for each class of shares.  These  charges and fees may be lower for types  of  Series  or  individual  Series,  as  described  in  the  Registration
Statement.  Front end sales  charges and CDSCs will be waived or reduced for the types of investors  or under the  circumstances  described  in the  Registration
Statement.

     1. Class A Shares. Class A shares are sold to the general public subject to a front end sales  charge.  The maximum  front end sales  charge is 5.50% of the public offering price.

     Class A shares are subject to a 12b-1  distribution  fee at the annual rate of up to 0.30% of their  average  daily net assets,  paid  pursuant to a plan of distribution adopted in accordance with Rule 12b-1 under the 1940 Act.

     Class A  shares  held  less  than  one  year  are  subject  to a CDSC  upon redemption if the Class A shares were purchased without a front end sales charge due to a front end sales charge waiver for large purchases.  The maximum Class A
CDSC is equal to 1.0% of the lower of: (i) the net asset  value of the shares at the time of  purchase  or (ii) the net asset  value of the shares at the time of
redemption.   Class  A  shares  held  one  year  or  more  or  acquired  through reinvestment of dividends or capital gains  distributions are not subject to the
CDSC.

     2. Class B Shares.  Class B shares consist of Sub-Class B-0, Sub-Class B-1,
Sub-Class B-2,  Sub-Class B-3 and Sub-Class B-4 shares.  Class B shares are sold to the general public  subject to a CDSC, but without  imposition of a front end sales charge. Individual Sub-Classes may be subject to eligibility standards, as described in the Registration Statement of individual Series. All Class B shares are subject to a service fee at the annual rate of up to 0.25% of their  average daily net assets  and a  distribution  fee at the annual  rate of up to 0.75% of their average daily net assets.  These  service and  distribution  fees are paid pursuant to a plan of  distribution  adopted in accordance with Rule 12b-1 under the 1940 Act.

     Sub-Class B-0 Shares. The maximum CDSC for Sub-Class B-0 shares is equal to
5.0% of the  lower  of:  (i) the net  asset  value of the  shares at the time of purchase  or (ii) the net asset  value of the shares at the time of  redemption.
Sub-Class B-0 shares held for the time specified in the  Registration  Statement
(usually  six  years or  longer)  and  Sub-Class  B-0  shares  acquired  through reinvestment of dividends or capital gains  distributions are not subject to the
CDSC.  Sub-Class  B-0  shares of a Series  convert to Class A shares of the same
Series  approximately  eight years after  issuance at their  relative  net asset values.

     Sub-Class B-1 Shares. The maximum CDSC for Sub-Class B-1 shares is equal to
5.0% of the  lower  of:  (i) the net  asset  value of the  shares at the time of purchase  or (ii) the net asset  value of the shares at the time of  redemption.
Sub-Class B-1 shares held for the time specified in the  Registration  Statement
(usually  six  years or  longer)  and  Sub-Class  B-1  shares  acquired  through reinvestment of dividends or capital gains  distributions are not subject to the
CDSC.  Sub-Class  B-1  shares of a Series  convert to Class A shares of the same
Series  approximately  six years  after  issuance  at their  relative  net asset values.

     Sub-Class B-2 Shares. The maximum CDSC for Sub-Class B-2 shares is equal to
3.0% of the  lower  of:  (i) the net  asset  value of the  shares at the time of purchase  or (ii) the net asset  value of the shares at the time of  redemption.
Sub-Class B-2 shares held for the time specified in the  Registration  Statement
(usually  four years or  longer)  and  Sub-Class  B-2  shares  acquired  through reinvestment of dividends or capital gains  distributions are not subject to the
CDSC.  Sub-Class  B-2  shares of a Series  convert to Class A shares of the same
Series  approximately  four years  after  issuance at their  relative  net asset values.

     Sub-Class B-3 Shares. The maximum CDSC for Sub-Class B-3 shares is equal to
3.0% of the  lower  of:  (i) the net  asset  value of the  shares at the time of purchase  or (ii) the net asset  value of the shares at the time of  redemption.
Sub-Class B-3 shares held for the time specified in the  Registration  Statement
(usually  three  years or longer)  and  Sub-Class  B-3 shares  acquired  through reinvestment of dividends or capital gains  distributions are not subject to the
CDSC.  Sub-Class  B-3  shares of a Series  convert to Class A shares of the same
Series  approximately  three years after  issuance at their  relative  net asset values.

     Sub-Class B-4 Shares. The maximum CDSC for Sub-Class B-4 shares is equal to
2.0% of the  lower  of:  (i) the net  asset  value of the  shares at the time of purchase  or (ii) the net asset  value of the shares at the time of  redemption.
Sub-Class B-4 shares held for the time specified in the  Registration  Statement
(usually  two  years or  longer)  and  Sub-Class  B-4  shares  acquired  through reinvestment of dividends or capital gains  distributions are not subject to the
CDSC.  Sub-Class  B-4  shares of a Series  convert to Class A shares of the same
Series  approximately  two years  after  issuance  at their  relative  net asset values.

     3. Class C Shares. Class C shares are sold to the general public subject to a front end sales  charge.  The  maximum  front end sales  charge is 1.0% of the public offering price.

     Class C  shares  held  less  than  one  year  are  subject  to a CDSC  upon redemption.  The  maximum  CDSC for Class C shares is equal to 1.0% of the lower of: (i) the net asset  value of the shares at the time of  purchase  or (ii) the net asset value of the shares at the time of redemption. Class C shares held for one year or more or acquired through  reinvestment of dividends or capital gains distributions are not subject to the CDSC.

     Class C shares  are  subject to a service  fee at the annual  rate of up to
0.25% of their  average  daily net assets and a  distribution  fee at the annual rate of up to 0.75%  of their  average  daily  net  assets.  These  service  and distribution  fees  are  paid  pursuant  to a plan of  distribution  adopted  in accordance with Rule 12b-1 under the 1940 Act.

     4. Class D Shares. Class D shares are sold to the general public subject to a front end sales  charge.  The maximum  front end sales  charge is 3.50% of the public offering price.

     Class D shares are not subject to a CDSC upon redemption.

     Class D shares are subject to a 12b-1  distribution  fee at the annual rate of up to 0.50% of their average daily net assets.  The 12b-1 distribution fee is paid pursuant to a plan of  distribution  adopted in accordance  with Rule 12b-1 under the 1940 Act.

     5. Class Y Shares.  Class Y shares are sold without  imposition  of a front end sales  charge or CDSC and are not  subject to any  service  or  distribution fees.  Class Y shares are  available for purchase only by the types of investors described in the Registration Statement.

B.       EXPENSE ALLOCATIONS OF EACH CLASS:
         ---------------------------------

     Certain  expenses of a Series may be attributable to a particular  class of its shares ("Class  Expenses").  Class Expenses are charged  directly to the net assets of that class and, thus, are borne on a pro rata basis by the outstanding shares of that class.

     In addition to the  distribution  and service fees  described  above,  each class may also pay a different amount of the following other expenses:

     (1)  printing and postage  expenses  related to preparing and  distributing materials such as stockholder  reports,  prospectuses,  and proxies to current stockholders of a specific class;

     (2)  Blue Sky fees incurred by a specific class of shares;

     (3)  SEC registration fees incurred by a specific class of shares;

     (4)  expenses of administrative  personnel and services required to support the stockholders of a specific class of shares;

     (5)  Board  members'  fees  incurred  as a result of issues  relating  to a specific class of shares;

     (6)  litigation  expenses  or other legal  expenses  relating to a specific class of shares; and

     (7)  transfer  agent fees  identified as being  attributable  to a specific class.

C.       EXCHANGE PRIVILEGES:
         -------------------

     Class A, Class B,  Class C and Class D shares of a Series may be  exchanged for the  corresponding  class or sub-class of shares of other  participating UBS
Global Asset Management mutual funds ("UBS Funds"), other Series of the Fund and
GAM Money  Market Fund ("GAM  Funds") or may be acquired  through an exchange of shares of the corresponding  class of those funds. Class D shares of a Series of the Fund may be exchanged  for Class A shares of GAM Money Market Fund.  Class B shares  of a  Series  may be  exchanged  only  for the  corresponding  class  or sub-class of shares of other  participating GAM Funds or may be acquired through an exchange of shares of the  corresponding  class of GAM Funds.  Class Y shares are not exchangeable. Shares of one class may be exchanged for shares of another class of the same Series under the  circumstances  described in the Registration
Statement.

     These exchange  privileges  may be modified or terminated by a Series,  and exchanges  may  only be made  into  UBS  Funds or GAM  Funds  that  are  legally registered for sale in the investor's state of residence.

D.       CLASS DESIGNATION:
         -----------------

     Subject to approval by the Board, a Series may alter the  nomenclature  for the designations of one or more of its classes of shares.

E.       ADDITIONAL INFORMATION:
         ----------------------

     This  Multiple  Class Plan is  qualified by and subject to the terms of the
Fund's Registration  Statement;  provided,  however,  that none of the terms set forth in the Registration  Statement shall be inconsistent with the terms of the classes  contained  in this  Multiple  Class Plan.  The  Registration  Statement contains  additional  information  about the classes and each  Series'  multiple class structure.

F.       DATE OF EFFECTIVENESS:
         ---------------------

     This  Multiple  Class Plan was  initially  approved on October 23, 2001 and subsequently approved, as amended and restated, on April 30, 2002 by the vote of a majority of the Board and by vote of a majority of those Board members who are not  interested  persons of the Fund.  This  Multiple  Class  Plan shall  become effective  with respect to any Series when the  post-effective  Amendment to the
Registration  Statement on Form N-1A for the Fund, of which this Multiple  Class
Plan is filed as a part, becomes effective.